Exhibit 10.3

FIRST AMENDMENT OF
ALERUS FINANCIAL CORPORATION
2019 EQUITY INCENTIVE PLAN

THIS INSTRUMENT, amending the Alerus Financial Corporation 2019 Equity Incentive Plan (the “Plan”), is adopted by Alerus Financial Corporation, a Delaware corporation, (the “Company”) and shall be effective as of the date specified herein.

RECITALS

WHEREAS, the Company sponsors and maintains the Plan;

WHEREAS, pursuant to Article 6 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time, subject to the conditions set forth in such article; and

WHEREAS, the Board desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows effective May 21, 2024, except as otherwise indicated:

1.             Section 2.3 of the Plan is deleted in its entirety and replaced with the following new Section 2.3:

Section 2.3      Minimum Vesting Period. If the right to become vested in an Award granted to a Participant is solely conditioned on the completion of a specified period of service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives (whether or not related to the performance measures) being required as a condition of vesting, then the required period of service for full vesting shall not be less than one year; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (a) any replacement Award granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries; (b) any Stock delivered in lieu of fully vested cash obligations; (c) any Awards to Director Participants that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of Shareholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting; and (d) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the total Share reserve set forth in Section 3.2(a); provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in the cases of retirement, death, Disability or a corporate transaction, in the terms of the Award Agreement or otherwise.

2.             Except as modified by this First Amendment, the Plan shall be and remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by the undersigned officer, who has been duly authorized by the Board, effective as of the date specified herein.

ALERUS FINANCIAL CORPORATION

By:	/s/ Missy Keney
Its: Executive Vice President and Chief Engagement Officer
Date: May 21, 2024